Exhibit 99.1

 1  Banking Center Update - Acquisition of Fifth Third Bank Branches in St. Louis Market AreaSeptember 30, 2015

 2    When used in documents filed or furnished by Great Southern Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the "SEC"), in this presentation , press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern’s banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) the requisite regulatory approval of Great Southern’s pending acquisition of branches from Fifth Third Bank (the “Branch Acquisition”) might not be obtained within the anticipated time frame or at all; (iii) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Branch Acquisition and the Company’s other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iv) changes in economic conditions, either nationally or in the Company’s market areas; (v) fluctuations in interest rates; (vi) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vii) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (viii) the Company’s ability to access cost-effective funding; (ix) fluctuations in real estate values and both residential and commercial real estate market conditions; (x) demand for loans and deposits in the Company’s market areas; (xi) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto; (xii) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xiii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiv) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xv) costs and effects of litigation, including settlements and judgments; and (xvi) competition. The factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.  Forward-Looking Statements

 Acquisition of Fifth Third Bank Branches   3

 Transaction Overview  4  On September 29, 2015, Great Southern Bank entered into a purchase and assumption agreement to purchase 12 branches, related retail and small business deposits and certain loans in the St. Louis market from Cincinnati-based Fifth Third Bank. Loan and deposit balances in this presentation are as of June 30, 2015, and are subject to change. Final loan and deposit amounts will be determined upon the closing of the transaction. Deposits – assuming approx. $261 millionLoans – purchasing approx. $155 millionReal Estate (branches) – purchasing 12 branches and related FF&E at approx. $18 millionATMs – all branches will have ATMs, plus ATMs at six locations separate from the branches to be acquiredTransaction closing and customer loan and deposit account conversion – subject to regulatory approval, expected in the first quarter of 2016

 Strategic Acquisition  5  *Assumes no significant loan or deposit run-off. Includes non-cash core deposit intangible amortization

 Pro Forma Bank Capital     Actual at June 30, 2015 (1)  Pro Forma including Fifth Third branch acquisition (1)  Tier 1 Leverage    9.6%   8.8%  Tier 1 Risk-Based  11.5%  10.8%  Total Risk-Based  12.7%  11.9%  Common Equity Tier 1  11.5%  10.8%  (1) June 30, 2015 Call Report data   6

 Fifth Third Branch Assumed Deposits by Type at 06/30/15  7  1.31% avg. rate  0.19% avg. rate

 Fifth Third Purchased Loan Portfolio at 06/30/15  8